As filed with the Securities and Exchange Commission on July 22, 2026

No. 333-23515

No. 333-23511

No. 333-41705

No. 333-92017

No. 333-96083

No. 333-121385

No. 333-201872

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-23515

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-23511

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-41705

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-92017

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-96083

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-121385

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-201872

UNDER

THE SECURITIES ACT OF 1933

LightPath Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

86-0708398

(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert Miranda

Chief Financial Officer

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Suzanne K. Hanselman, Esq.

Baker & Hostetler LLP

200 South Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) related to the following Registration Statements on Form S-8 filed by Registrant (collectively, the “Registration Statements”), are being filed to withdraw and remove from registration the shares of Class A common stock, par value $0.01 per share (“Common Stock”) of LightPath Technologies, Inc. that had been registered under such Registration Statements, together with any and all other securities registered thereunder:

●

Registration Statement (File No. 333-23515), filed with the Securities and Exchange Commission (the “SEC”) on March 18, 1997, registering 325,000 shares of Common Stock under the Amended Omnibus Plan (the “1996 Plan”);

●

Registration Statement (File No. 333-23511), filed with the SEC on March 18, 1997, registering 75,000 shares of Common Stock under the Amended and Restated Directors Stock Option Plan (the “DSO Plan”);

●	Registration Statement (File No. 333-41705), filed with the SEC on December 8, 1997, registering 1,500,000 shares of Common Stock under the 1996 Plan;
●	Registration Statement (File No. 333-92017), filed with the SEC on December 3, 1999, registering 225,000 shares of Common Stock under the DSO Plan;
●	Registration Statement (File No. 333-96083), filed with the SEC on February 3, 2000, registering 50,000 shares of Common Stock under the DSO Plan;
●	Registration Statement (File No. 333-121385), filed with the SEC on December 17, 2004, registering 200,000 shares of Common Stock under the 2004 Employee Stock Purchase Plan (“2004 ESP”); and
●	Registration Statement (File No. 333-201872), filed with the SEC on February 4, 2015, registering 400,000 shares of Common Stock under the Employee Stock Purchase Plan (“ESPP”).

The Company is no longer issuing securities under the 1996 Plan, DSO Plan, 2004 ESP or ESPP, as applicable. These Post-Effective Amendments to the Registration Statements are being filed in order to deregister all shares of Common Stock that were registered under the Registration Statements and remain unissued under the 1996 Plan, DSO Plan, 2004 ESP or ESPP, as applicable, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 22, 2026.

LightPath Technologies, Inc.

By:	/s/ Albert Miranda
Name:	Albert Miranda
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.